Exhibit 16(iii) under Form N-1A


Exhibit99 under Item 601/Reg. S-K
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
Schedule for Computation                                                            Initial
of Fund Performance Data                                                            Invest of:    $10,000

International Equity Fund                                                           Offering
                                                                                    Price
Class I                                                                             Share=        $10.00

Return since Inception
ending November 30, 1997                                                            NAV           $12.24

FYE: September

DECLARED:                                      Annually
PAID:                              Annually




                                               $1,000 (1+T) + End
                                               Value

                                               T=                  22.40% load


Schedule for Computation                                                            Initial
of Fund Performance Data                                                            Invest of:    $10,000

International Equity Fund                                                           Offering
                                                                                    Price
Class II                                                                            Share=        $10.00

Return since Inception
ending November 30, 1997                                                            NAV           $12.25

FYE: September

DECLARED:                                      Annually
PAID:                              Annually




                                               $1,000 (1+T) + End
                                               Value

                                               T=                  22.50% load






Institutional International
Equity Fund Class I                                                                 Yield = 2((                     $253,719.46-
                                                                                                                    $31,170.19 (
                                                                                                                    +1) ^6-1)=
Computation of SEC Yield                                                                                            3,003,235.91
                                                                                                                    *$12.24
As of : September 30, 1997                                                                        SEC Yield=  7.38%

Dividend and/or Interest Income    $253,719.46
for the 30 days ended

Net Expenses for the Period         $31,170.19

Average Daily Shares
Outstanding and entitled
to receive dividends                 3,003,236

Maximum offering price                  $12.24
per share as of 9/30/97



Tax Equivalent Yield
(assumes individual does not
itemize
on Fedral Return)

100% minus the Federal
taxable % (100%-28%=72%)

30 SEC yield / by the tax
equiv % (0.00% / 72.0%)=                                                     10.24%

Institutional International
Equity Fund Class II                                                                Yield = 2((                     $55,445.97-
                                                                                                                    $5,616.63 (
                                                                                                                    +1) ^6-1)=
Computation of SEC Yield                                                                                            670,618 *$12.25
As of : September 30, 1997                                                                        SEC Yield=  7.39%

Dividend and/or Interest Income                                          $55,445.97
for the 30 days ended

Net Expenses for the Period                                               $5,616.63

Average Daily Shares
Outstanding and entitled
to receive dividends                                                        670,318

Maximum offering price                                                       $12.25
per share as of 9/30/97



Tax Equivalent Yield
(assumes individual does not
itemize
on Fedral Return)

100% minus the Federal
taxable % (100%-28%=72%)

30 SEC yield / by the tax
equiv % (0.00% / 72.0%)=                                                     10.27%


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